Exhibit 5



                       HASKELL SLAUGHTER & YOUNG, L.L.C.
                           1200 AMSOUTH/HARBERT PLAZA
                            1901 SIXTH AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203


                               September 16, 1996

HEALTHSOUTH Corporation
Two Perimeter Park South
Birmingham, Alabama 35243


        Re: Registration Statement on Form S-8 -- Professional Sports Care Management, Inc. 1992 Stock Option Plan, Professional Sports Care Management, Inc. 1994 Stock Incentive Plan, and Professional Sports Care Management, Inc. 1994 Directors' Stock Option Plan

Gentlemen:

        We have served as counsel for HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 180,618 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share, to be issued to participants of the Professional Sports Care Management, Inc. 1992 Stock Option Plan, the Professional Sports Care Management, Inc. 1994 Stock Incentive Plan, and the Professional Sports Care Management, Inc. 1994 Directors' Stock Option Plan (the "Plans"), pursuant to the Company's Registration Statement on Form S-8 relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

        In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

        Based   upon  the   foregoing,   and   having   regard  for  such  legal
considerations we have deemed relevant, it is our opinion that:

        1.     The Shares have been duly authorized.

        2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plans, the Shares will be legally issued, fully paid and nonassessable.

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HEALTHSOUTH Corporation
September 16, 1996
Page 2





        We do hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            HASKELL SLAUGHTER & YOUNG, L.L.C.


                                            By   /s/ MARK EZELL
                                               ------------------------------
                                                     Mark Ezell